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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  APRIL 2, 1996
                                 Date of Report
                        (Date of earliest event reported)


                                UTILX CORPORATION
                         COMMISSION FILE NUMBER 0-16821


                DELAWARE                                 91-1171716
        (State of Incorporation)               (I.R.S. Identification Number)

        22404 - 66TH AVENUE SOUTH
             P. O. BOX 97009
      KENT, WASHINGTON  98064-9709                     (206) 395-0200
(Address of Principal Executive Offices)             (Telephone Number)

                         -------------------------------


The total number of pages in this Form 8-K is 3.

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ITEM  5.  OTHER EVENTS

On April 2, 1996, UTILX-Registered Trademark- Corporation, a Delaware corporation ("UTILX" or the "Company"), issued a press release to announce that its Board of Directors approved a plan to eliminate in-house manufacturing and to outsource that operation in a strategic restructuring designed to permit the Company to focus on its core FlowMole-Registered Trademark- and CableCure-Registered Trademark- services for the utility industry. As a result, UTILX also adopted a workforce reduction plan, eliminating 40 positions at its Kent, Washington headquarters over the next six months. The Company anticipates that this restructuring will allow it to reduce operating expenses by approximately $1.5 million in the next fiscal year.

Previously, UTILX had designed and engineered its own equipment and assembled the equipment from components fabricated elsewhere. As a result of this restructuring, the Company plans to outsource the assembly processes. UTILX will continue to maintain its in-house research and development of advanced electronic guidance. The Company anticipates implementing its new Series G Drill in late 1996 or early 1997.

As a result of the restructuring, UTILX will incur an expense of approximately $125,000 for severance costs and outplacement benefits in the fourth quarter of its fiscal year ended March 31, 1996. In the fiscal year ended March 31, 1995, the Company generated $3,430,000 in revenues (6.9 percent of consolidated revenues) in equipment sales; in the nine months ended December 31, 1995, equipment sales generated $2,370,000 in revenues (6.6 percent of its consolidated revenues). Gross profit on such sales, before allocating warranty provisions, selling costs and other related expenses was $987,000 and $715,000, respectively. Allocated expenses are estimated at 10% to 15% of equipment sales revenue. The Company is currently evaluating alternatives for making new equipment available to its international customers, and cannot predict the level of any future equipment sales. UTILX will continue to support international customers with spare parts and warranty services.

Statements which are not historical facts contained in this Form 8-K are forward looking statements that involve risks and uncertainties. Such risks include, but are not limited to, the risk that efforts to outsource the assembly of equipment would result in cost increases, delayed deliveries or decreased quality. Also, the Company's revenues can be adversely affected by price competition, weather-related factors or customer cancellations of contracts. Additionally, the Company's cost of service, including equipment costs, could also increase and the resulting lower margins could potentially offset the Company's projected reductions in operating costs. Furthermore, the Company may not be able to avoid increases in other costs, such as employee benefits and insurance costs, which also would offset the projected reductions in operating costs. In addition, costs associated with continuing the provision of spare parts and warranty services to international customers could exceed any revenues generated from those activities. Also, the Company provides CableCure services under an exclusive license with Dow Corning Corporation ("Dow Corning"), and purchases all of its CableCure fluid from Dow Corning. Dow Corning filed for protection under Chapter 11 of the Federal Bankruptcy Code in May 1995. The Company has been informed by Dow Corning that it intends to continue the CableCure business; however, there can be no assurance that it will continue to do so. To date, Dow Corning has not filed any motion to assume or reject its exclusive license agreement with the Company. The Company's rights under the exclusive license agreement will eventually be determined by the bankruptcy court.

For a more complete discussion of the risks and uncertainties that affect this Company's business, please refer to the Company's Form 10-Q for the quarter ended December 31, 1995, and its Annual Report and Form 10-K for the fiscal year ended March 31, 1995.

ITEM 6.  EXHIBITS

     99.1  Press Release.




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                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        UTILX CORPORATION
                                   -------------------------------------
                                          (Registrant)


Date:   April 10, 1996             By:   /s/ Larry D. Pihl

                                       ---------------------------------
                                       Larry D. Pihl, Vice President/Chief
                                          Financial Officer





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